UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  May 6, 2015

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive office and registrant's telephone number	IRS Employer Identification Number
001-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

NextEra Energy Partners, LP (NEP) is filing this Form 8K/A as an amendment (Amendment No. 2) to NEP's Current Report on Form 8-K filed on May 12, 2015, as amended by NEP's Current Report on Form 8-K/A filed on July 2, 2015 (Amendment No. 1), which was filed to include the financial statements of acquired assets, as defined in Amendment No. 1, which collectively met the applicable significance threshold, and the pro forma financial information required by Items 9.01(a) and 9.01(b), respectively, of Form 8-K. This Amendment No. 2 is being filed to restate the unaudited pro forma consolidated balance sheet as of March 31, 2015 filed as Exhibit 99.3 to Amendment No. 1 to reclassify certain amounts from noncontrolling interest to limited partners equity. This reclassification error did not affect the unaudited pro forma consolidated statements of operations for the three months ended March 31, 2015, and the net effect on total equity in the unaudited pro forma consolidated balance sheet as of March 31, 2015 was zero.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(b) Pro Forma Financial Information

Unaudited pro forma consolidated financial statements of NEP for the years ended December 31, 2014, 2013 and 2012, and as of and for the three months ended March 31, 2015 are filed as Exhibit 99.3 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(d)  Exhibits.

Exhibit Number	Description
99.3	Unaudited pro forma consolidated financial statements of NEP for the years ended December 31, 2014, 2013 and 2012, and as of and for the three months ended March 31, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 31, 2015

NEXTERA ENERGY PARTNERS, LP
(Registrant)

By:	NextEra Energy Partners GP, Inc., its general partner

CHRIS N. FROGGATT
Chris N. Froggatt Controller and Chief Accounting Officer

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